EXHIBIT 99.1

KROGER REPORTS FIRST QUARTER 2010 RESULTS

Identical Supermarket Sales Increased 2.4% without Fuel

Confirms Fiscal 2010 Guidance

CINCINNATI, Ohio, June 17, 2010 — The Kroger Co. (NYSE: KR) today reported total sales, including fuel, increased 8.7% to $24.8 billion in the first quarter of fiscal 2010 compared with $22.8 billion for the same period last year.  Excluding fuel sales, total sales increased 3.1% in the first quarter, which ended May 22, 2010, over the same period last year.  Identical supermarket sales, without fuel, increased 2.4% in the first quarter over the same period last year.

Net earnings for the first quarter totaled $373.7 million, or $0.58 per diluted share.  Net earnings in the same period last year were $435.1 million, or $0.66 per diluted share.

“I am pleased with the strong positive identical sales growth we achieved in the first quarter while striking a better balance on margin investments.  Our Customer 1st strategy continues to deliver results through improvements in all four key areas we target:  our people, our products, the overall shopping experience in our stores, and prices,” said David B. Dillon, Kroger’s chairman and chief executive officer.  “As a result, the total number of families we serve continues to grow and our most loyal customers are buying more with us.”

Details of First Quarter 2010 Results

Including Kroger’s retail fuel operations, FIFO gross margin (Table 1) was 22.66% of sales for the first quarter of fiscal 2010, a decrease of 168 basis points compared to the first quarter last year.  Excluding retail fuel operations, FIFO gross margin decreased 77 basis points.  Supermarket selling gross margin (Table 1) declined 71 basis points without fuel.

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Kroger recorded a $15.4 million LIFO charge during the quarter, a decrease of $7.7 million from the same period last year.  Excluding retail fuel operations, the LIFO charge decreased 4 basis points as a percentage of sales.

Including Kroger’s retail fuel operations, operating, general and administrative (OG&A) costs were 16.95% of sales, a decline of 72 basis points compared with the first quarter last year.  Excluding retail fuel operations, OG&A increased 13 basis points from the same period last year as a result of higher health care and pension costs, and credit card fees.  These rising expenses were mostly offset by identical supermarket sales leverage and the benefit from productivity improvements, process changes, and Kroger’s efforts to reduce energy usage.

Financial Strategy

Capital investment, excluding acquisitions and purchases of leased facilities, totaled $532.2 million for the first quarter, compared with $621.8 million for the same period last year.

Net total debt (Table 5) was $7.1 billion, a decrease of $339.8 million from a year ago.  On a rolling four-quarters basis, Kroger’s net total debt to EBITDA ratio, adjusted for the southern California impairment charge in fiscal 2009 and Hurricane Ike in fiscal 2008, was 1.91 compared with 1.77 during the same period last year.

Strong cash flow enabled Kroger to invest $79.5 million to repurchase 3.6 million shares of stock at an average price of $21.89 per share during the first quarter.  Since the first quarter ended, Kroger repurchased an additional 1.9 million shares of stock at an average price of $20.25.  Approximately $240 million remains under the $1 billion stock repurchase program announced in January 2008.

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Fiscal 2010 Guidance

Kroger confirmed its identical supermarket sales and earnings guidance for fiscal 2010.  The Company said it continues to expect identical supermarket sales growth, excluding fuel, of 2% to 3% for the year.  Net earnings are expected to range from $1.60 to $1.80 per diluted share for the year.

“Throughout the difficult operating environment, the Kroger team has stayed squarely focused on delivering on our Customer 1st strategy.  We continue to build momentum and grow market share as we invest in our asset base and cost-saving projects.  As a result, we are generating free cash flow that strengthens our financial position and rewards shareholders through dividends and share repurchases,” Mr. Dillon said.

Kroger, the nation’s largest traditional grocery retailer, employs more than 334,000 associates who serve customers in 2,470 supermarkets and multi-department stores in 31 states under two dozen local banner names including Kroger, City Market, Dillons, Jay C, Food 4 Less, Fred Meyer, Fry’s, King Soopers, QFC, Ralphs and Smith’s.  The Company also operates 779 convenience stores, 375 fine jewelry stores, 909 supermarket fuel centers and 40 food processing plants in the U.S.  Kroger, headquartered in Cincinnati, Ohio, focuses its charitable efforts on supporting hunger relief, health and wellness initiatives, and local organizations in the communities it serves.  For more information about Kroger, please visit www.kroger.com.

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Note:  Fuel sales have historically had a low FIFO gross margin rate and OG&A rate as compared to corresponding rates on non-fuel sales.  As a result, Kroger discloses such rates, both including and excluding the effect of retail fuel operations.

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This press release contains certain forward-looking statements about the future performance of the Company. These statements are based on management’s assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words such as “confirmed,” “expected,” and “expect.” Aggressive competition, economic conditions, interest rates, goodwill impairment, the success of programs designed to increase our identical supermarket sales without fuel, and labor disputes, particularly as the Company seeks to manage increases in health care and pension costs, could materially affect our expected identical supermarket sales growth and earnings per share. Earnings per share also will be affected by the number of shares outstanding and volatility in the Company’s fuel margins. Earnings and sales also may be affected by adverse weather conditions and related climate change, particularly to the extent that hurricanes, tornadoes, floods, and other conditions disrupt our operations or those of our suppliers; create shortages in the availability or increases in the cost of products that we sell in our stores or materials and ingredients we use in our manufacturing facilities; or raise the cost of supplying energy to our various operations, including the cost of transportation.  Our results also will be affected by rising commodity costs, the inconsistency of the economic recovery, consumer confidence, and changes in inflation or deflation in product and operating costs.  These forward-looking statements are subject to uncertainties and other factors that could cause actual results to differ materially.  We assume no obligation to update the information contained herein.  Please refer to Kroger’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

Note:  Kroger’s quarterly conference call with investors will be broadcast live online at 10 a.m. (ET) on June 17, 2010 at www.kroger.com and www.streetevents.com.  An on-demand replay of the webcast will be available from approximately 1 p.m. (ET) today through Thursday, July 1, 2010.

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Kroger Contacts:

Media:	Meghan Glynn (513) 762-1304

Investors:	Carin Fike (513) 762-4969

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Table 1.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF OPERATIONS

(in millions, except per share amounts)

(unaudited)

	FIRST QUARTER
	2010		2009

SALES	$24,764.1	100.00%	$22,788.8	100.00%

MERCHANDISE COSTS, INCLUDING ADVERTISING, WAREHOUSING AND TRANSPORTATION (a), AND LIFO CHARGE (b)	19,167.6	77.40	17,265.8	75.76
OPERATING, GENERAL AND ADMINISTRATIVE (a)	4,196.7	16.95	4,025.9	17.67
RENT	199.6	0.81	199.8	0.88
DEPRECIATION AND AMORTIZATION	477.7	1.93	453.4	1.99

OPERATING PROFIT	722.5	2.92	843.9	3.70

INTEREST EXPENSE	132.0	0.53	162.9	0.71

EARNINGS BEFORE INCOME TAX EXPENSE	590.5	2.38	681.0	2.99

INCOME TAX EXPENSE	215.9	0.87	250.0	1.10

NET EARNINGS INCLUDING NONCONTROLLING INTERESTS	374.6	1.51	431.0	1.89

NET EARNINGS (LOSS) ATTRIBUTABLE TO NONCONTROLLING INTERESTS	0.9	—	(4.1)	(0.02)

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO.	$373.7	1.51%	$435.1	1.91%

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER BASIC COMMON SHARE	$0.58		$0.67

AVERAGE NUMBER OF COMMON SHARES USED IN BASIC CALCULATION	641.3		647.9

NET EARNINGS ATTRIBUTABLE TO THE KROGER CO. PER DILUTED COMMON SHARE	$0.58		$0.66

AVERAGE NUMBER OF COMMON SHARES USED IN DILUTED CALCULATION	644.7		651.3

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.  Certain per share amounts and percentages may not sum due to rounding.

Note:  The Company defines FIFO gross margin, as described in the earnings release, as sales minus merchandise costs, including advertising, warehousing and transportation, but excluding the Last-In First-Out (LIFO) charge.  This measure is included to reflect trends in current cost of product.

Note:  The Company defines selling gross margin, as described in the earnings release related to the Company’s supermarkets, as gross margin before incurring expenses directly related to distributing and merchandising the products on its store shelves.  These expenses include advertising, warehousing, transportation, and shrink.  Selling gross margin is a measure of how competitively the Company is pricing the products it sells.

(a)   Merchandise costs and operating, general and administrative expenses exclude depreciation and amortization expense and rent expense which are included in separate expense lines.

(b)   LIFO charges of $15.4 and $23.1 were recorded in the first quarter of 2010 and 2009, respectively.

Table 2.

THE KROGER CO.

CONSOLIDATED BALANCE SHEETS

(in millions)

(unaudited)

	May 22,	May 23,
	2010	2009

ASSETS
Current Assets
Cash	$155.5	$177.1
Temporary cash investments	446.0	460.5
Deposits in-transit	674.5	656.8
Receivables	828.2	795.1
Inventories	4,771.5	4,889.6
Prepaid and other current assets	305.7	338.6

Total current assets	7,181.4	7,317.7

Property, plant and equipment, net	13,975.8	13,347.1
Goodwill	1,158.4	2,271.1
Other assets	565.5	572.5

Total Assets	$22,881.1	$23,508.4

LIABILITIES AND SHAREOWNERS’ EQUITY
Current liabilities
Current portion of long-term debt including obligations under capital leases and financing obligations	$528.2	$940.9
Trade accounts payable	3,963.1	4,013.4
Accrued salaries and wages	831.8	802.1
Deferred income taxes	353.6	374.2
Other current liabilities	2,124.4	2,070.5

Total current liabilities	7,801.1	8,201.1

Long-term debt including obligations under capital leases and financing obligations
Face-value of long-term debt including obligations under capital leases and financing obligations	6,936.1	6,932.4
Adjustment to reflect fair-value interest rate hedges	61.2	40.0
Long-term debt including obligations under capital leases and financing obligations	6,997.3	6,972.4

Deferred income taxes	559.7	438.0
Pension and postretirement benefit obligations	1,075.2	971.3
Other long-term liabilities	1,341.5	1,232.5

Total Liabilities	17,774.8	17,815.3

Shareowners’ equity	5,106.3	5,693.1

Total Liabilities and Shareowners’ Equity	$22,881.1	$23,508.4

Total common shares outstanding at end of period	639.9	647.7
Total diluted shares year-to-date	644.7	651.3

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 3.

THE KROGER CO.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	YEAR-TO-DATE
	2010	2009

CASH FLOWS FROM OPERATING ACTIVITIES:
Net earnings including noncontrolling interests	$374.6	$431.0
Adjustment to reconcile net earnings to net cash provided by operating activities:
Depreciation and amortization	477.7	453.4
LIFO charge	15.4	23.1
Stock-based employee compensation	25.9	25.1
Expense for Company-sponsored pension plans	21.7	11.5
Asset impairment charges	11.7	11.3
Deferred income taxes	(8.4)	53.6
Other	(1.7)	(5.0)
Changes in operating assets and liabilities, net of effects from acquisitions of businesses:
Deposits in-transit	(20.2)	(25.8)
Receivables	11.5	18.3
Inventories	148.4	24.9
Prepaid expenses	255.2	171.0
Trade accounts payable	156.0	244.6
Accrued expenses	(55.4)	(96.9)
Income taxes receivable and payable	164.9	176.3
Contribution to Company-sponsored pension plan	(27.0)	(200.0)
Other	2.6	(29.1)

Net cash provided by operating activities	1,552.9	1,287.3

CASH FLOWS FROM INVESTING ACTIVITIES:
Payments for capital expenditures	(541.7)	(635.4)
Payments for acquisitions	(6.6)	—
Proceeds from sale of assets	7.9	5.9
Investment in the remaining interest of a variable interest entity	(85.8)	—
Other	(3.8)	(4.3)

Net cash used by investing activities	(630.0)	(633.8)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from lease-financing transactions	5.7	1.3
Proceeds from issuance of long-term debt	3.3	3.1
Payments on long-term debt	(543.8)	(24.7)
Payments on credit facility	—	(129.0)
Dividends paid	(61.4)	(58.7)
Excess tax benefits on stock-based awards	1.2	0.3
Proceeds from issuance of capital stock	12.1	2.1
Treasury stock purchases	(79.5)	(19.8)
Decrease in book overdrafts	(82.6)	(53.3)
Other	(0.2)	(0.3)

Net cash used by financing activities	(745.2)	(279.0)

NET INCREASE IN CASH AND TEMPORARY CASH INVESTMENTS	177.7	374.5

CASH AND TEMPORARY CASH INVESTMENTS:
BEGINNING OF YEAR	423.8	263.1
END OF QUARTER	$601.5	$637.6

Reconciliation of capital expenditures:
Payments for capital expenditures	$(541.7)	$(635.4)
Changes in construction-in-progress payables	(0.7)	(18.1)
Total capital expenditures	$(542.4)	$(653.5)

Disclosure of cash flow information:
Cash paid during the quarter for interest	$171.3	$162.7
Cash paid during the quarter for income taxes	$53.8	$36.5

Note: Certain prior-year amounts have been reclassified to conform to current-year presentation.

Table 4. Supplemental Sales Information

(in millions, except percentages)

(unaudited)

Items identified below should not be considered as alternatives to sales or any other GAAP measure of performance.  Identical and comparable supermarket sales are industry-specific measures and it is important to review them in conjunction with Kroger’s financial results reported in accordance with GAAP.  Other companies in our industry may calculate identical or comparable sales differently than Kroger does, limiting the comparability of these measures.

IDENTICAL SUPERMARKET SALES (a)

	FIRST QUARTER
	2010	2009

INCLUDING FUEL CENTERS	$22,318.7	$20,891.3
EXCLUDING FUEL CENTERS	$19,781.8	$19,309.2

INCLUDING FUEL CENTERS	6.8%	-1.1%
EXCLUDING FUEL CENTERS	2.4%	3.1%

COMPARABLE SUPERMARKET SALES (b)

	FIRST QUARTER
	2010	2009

INCLUDING FUEL CENTERS	$22,990.4	$21,462.6
EXCLUDING FUEL CENTERS	$20,376.0	$19,844.9

INCLUDING FUEL CENTERS	7.1%	-0.8%
EXCLUDING FUEL CENTERS	2.7%	3.4%

(a)       Kroger defines a supermarket as identical when it has been open without expansion or relocation for five full quarters.

(b)       Kroger defines a supermarket as comparable when it has been open for five full quarters, including expansions and relocations.

Table 5.  Reconciliation of Total Debt to Net Total Debt

(in millions)

(unaudited)

Net total debt should not be considered an alternative to any GAAP measure of performance or liquidity.  Management believes net total debt is an important measure of liquidity, and a primary component of measuring compliance with the financial covenants under the Company’s credit facility.  Net total debt should be reviewed in conjunction with Kroger’s financial results reported in accordance with GAAP.

The following table provides a reconciliation of total debt to net total debt and compares the balance in the first quarter of 2010 to the balance in the first quarter of 2009.

	May 22,	May 23,
	2010	2009	Change

Current portion of long-term debt including obligations under capital leases and financing obligations	$528.2	$940.9	$(412.7)
Face-value of long-term debt including obligations under capital leases and financing obligations	6,936.1	6,932.4	3.7
Adjustment to reflect fair-value interest rate hedges	61.2	40.0	21.2

Total debt	$7,525.5	$7,913.3	$(387.8)

Temporary cash investments	(446.0)	(460.5)	14.5
Prepaid employee benefits	(3.4)	(36.9)	33.5

Net total debt	$7,076.1	$7,415.9	$(339.8)